Exhibit 99.1
Federated Hermes, Inc. reports first quarter 2022 earnings
•Q1 2022 earnings per diluted share of $0.61
•Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., April 28, 2022) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.61 for Q1 2022, compared to $0.75 for the same quarter last year, on net income of $55.9 million for Q1 2022, compared to $74.5 million for Q1 2021.
Federated Hermes' total managed assets were $631.1 billion at March 31, 2022, up $6.1 billion or 1% from $625.0 billion at March 31, 2021 and down $37.8 billion or 6% from $668.9 billion at Dec. 31, 2021. Total average managed assets for Q1 2022 were $647.2 billion, up $29.1 billion or 5% from $618.1 billion reported for Q1 2021 and up $6.8 billion or 1% from $640.4 billion for Q4 2021.
"As markets faced volatility, a slowing economy and higher interest rates in the first quarter, investors sought haven in a variety of our equity products, including the Federated Hermes Strategic Value Dividend strategy, which seeks to provide income by investing in companies that have a history of sustaining and growing dividends," said J. Christopher Donahue, president and chief executive officer. "Other strategies in demand included high-yield and our Strategic Income bond strategies, which illustrate the case for active management, as the portfolio management teams seek attractive opportunities across sectors while managing risk to navigate challenging market conditions."
Federated Hermes' board of directors declared a dividend of $0.27 per share. The dividend is payable on May 13, 2022 to shareholders of record as of May 6, 2022. During Q1 2022, Federated Hermes purchased 3,039,917 shares of Federated Hermes class B common stock for $102.5 million.
Equity assets were $91.7 billion at March 31, 2022, down $4.5 billion or 5% from $96.2 billion at March 31, 2021 and down $5.0 billion or 5% from $96.7 billion at Dec. 31, 2021. Top-selling equity funds during Q1 2022 on a net basis were Federated Hermes Strategic Value Dividend Fund, Federated Hermes Asia ex-Japan Equity Fund, Federated Hermes SDG Engagement Equity Fund (UCITS), Federated Hermes MDT Small Cap Core Fund and Federated Hermes International Equity Fund.
Fixed-income assets were $92.1 billion at March 31, 2022, up $5.6 billion or 7% from $86.5 billion at March 31, 2021 and down $5.5 billion or 6% from $97.6 billion at Dec. 31, 2021. Top-selling fixed-income funds during Q1 2022 on a net basis were Federated Hermes Floating Rate Strategic Income Fund, Federated Hermes SDG Engagement High Yield Credit Fund (UCITS), Federated Hermes Climate Change High Yield Credit Fund, Federated Hermes Strategic Income Fund and Federated Hermes Inflation Protected Securities Fund.
Alternative/private market assets were a record $23.1 billion at March 31, 2022, up $3.8 billion or 20% from $19.3 billion at March 31, 2021 and up $0.2 billion or 1% from $22.9 billion at Dec. 31, 2021.
Money market assets were $420.6 billion at March 31, 2022, up $1.5 billion or less than 1% from $419.1 billion at March 31, 2021 and down $27.3 billion or 6% from $447.9 billion at Dec. 31, 2021. Money market fund assets were

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q1 2022 earnings	Page 2 of 10
$279.5 billion at March 31, 2022, down $17.7 billion or 6% from $297.2 billion at March 31, 2021 and down $33.3 billion or 11% from $312.8 billion at Dec. 31, 2021.
Financial Summary
Q1 2022 vs. Q1 2021
Revenue decreased $16.4 million or 5% primarily due to a decrease in revenue due to lower average equity assets. This decrease was partially offset by a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers).
During Q1 2022, Federated Hermes derived 72% of its revenue from long-term assets (45% from equity, 18% from fixed-income and 9% from alternative/private markets and multi-asset), 27% from money market assets, and 1% from sources other than managed assets.
Operating expenses decreased $2.9 million or 1% primarily due to decreased compensation and related expense offset by an increase in distribution expense primarily due to an increase in third-party distribution-related expenses and lower voluntary yield-related fee waivers.
Nonoperating income (expenses), net decreased $13.6 million primarily due to a decrease in the market value of investments in Q1 2022 as compared to an increase in the market value of investments in Q1 2021.
Q1 2022 vs. Q4 2021
Revenue increased $3.1 million or 1% primarily due to a decrease in voluntary yield-related fee waivers. This increase was partially offset by a decrease in revenue due to lower average equity assets and two fewer days in Q1 2022.
Operating expenses increased $7.8 million or 3% resulting from increased compensation and related expense due primarily to higher incentive compensation as well as increased distribution expense primarily due to lower voluntary yield-related fee waivers. These increases were partially offset by lower advertising costs.
Nonoperating income (expenses), net decreased $14.8 million due primarily to a decrease in the market value of investments in Q1 2022 as compared to an increase in the market value of investments in Q4 2021.
Impact of voluntary yield-related fee waivers
During the three months ended March 31, 2022, voluntary yield-related fee waivers totaled $75.8 million. These fee waivers were partially offset by related reductions in distribution expenses of $57.5 million such that the net negative pre-tax impact to Federated Hermes was $18.3 million for the three months ended March 31, 2022. During the three months ended March 31, 2021, voluntary yield-related fee waivers totaled $83.1 million. These fee waivers were partially offset by related reductions in distribution expenses of $61.4 million such that the net negative pre-tax impact to Federated Hermes was $21.7 million for the three months ended March 31, 2021.
Short-term interest rates remained near historic lows during most of Q1 2022 as technical factors at the front end of the yield curve kept yields on short-term government securities—including repurchase agreements and Treasury bills—just above zero. Following the central bank's 0.25% interest rate increase in March 2022, market expectations are that the central bank will continue to raise interest rates multiple times throughout the remainder of 2022. The net negative impact on pre-tax income from voluntary yield-related fee waivers on money market mutual funds and certain separate accounts may be approximately $1 million during Q2 2022. The amount of voluntary yield-related fee waivers can vary based on a number of factors, including,

Federated Hermes reports Q1 2022 earnings	Page 3 of 10
among others, interest rates, yields, asset levels, asset flows and the ability of distributors to share in waivers. Any change in these factors can impact the amount and level of voluntary yield-related fee waivers, including in a material way.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on April 29, 2022. Investors are invited to listen to the earnings teleconference by calling 877-545-0523 (domestic) or 973-528-0016 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on April 29, 2022. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 45193. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $631.1 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has nearly 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 10% of fixed-income fund managers and the top 11% of money market fund managers2. Federated Hermes also ranks as the 10th-largest manager of model-delivered SMAs3. For more information, including an analyst presentation, visit FederatedHermes.com.
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1) As of March 31, 2022
2) ISS Market Intelligence (SIMFUND), March 31, 2022. Based on assets under management in open-end funds.
3) Money Management Institute/Cerulli,Q4 2021.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates, and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q1 2022 earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2021 to Q1 2022	Quarter Ended	% Change Q4 2021 to Q1 2022
	March 31, 2022	March 31, 2021		Dec. 31, 2021
Revenue
Investment advisory fees, net	$232,994	$247,689	(6)%	$223,796	4%
Administrative service fees, net—affiliates	73,507	74,302	(1)	77,734	(5)
Other service fees, net	18,263	19,182	(5)	20,115	(9)
Total Revenue	324,764	341,173	(5)	321,645	1

Operating Expenses
Compensation and related	133,965	143,620	(7)	124,107	8
Distribution	48,562	44,389	9	39,894	22
Systems and communications	19,494	18,594	5	19,343	1
Professional service fees	13,468	14,636	(8)	16,279	(17)
Office and occupancy	11,322	11,240	1	11,215	1
Advertising and promotional	2,732	2,824	(3)	9,493	(71)
Travel and related	1,795	296	NM	2,499	(28)
Other	9,477	8,096	17	10,232	(7)
Total Operating Expenses	240,815	243,695	(1)	233,062	3
Operating Income	83,949	97,478	(14)	88,583	(5)

Nonoperating Income (Expenses)
Investment income (loss), net	(10,602)	2,011	NM	3,257	(426)
Debt expense	(1,222)	(491)	149	(472)	159
Other, net	83	345	(76)	258	(68)
Total Nonoperating Income (Expenses), net	(11,741)	1,865	NM	3,043	(486)
Income before income taxes	72,208	99,343	(27)	91,626	(21)
Income tax provision	17,611	24,997	(30)	20,629	(15)
Net income including the noncontrolling interests in subsidiaries	54,597	74,346	(27)	70,997	(23)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(1,266)	(138)	NM	2,434	(152)
Net Income	$55,863	$74,484	(25)%	$68,563	(19)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and Diluted	$0.61	$0.75	(19)%	$0.71	(14)%
Weighted-Average Shares Outstanding
Basic and Diluted	88,050	95,218		91,924
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $2.6 million, $3.0 million and $2.9 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended March 31, 2022, March 31, 2021 and Dec. 31, 2021, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share for the quarterly periods ended March 31, 2021 and Dec. 31, 2021 excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q1 2022 earnings	Page 5 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2022	Dec. 31, 2021
Assets
Cash and other investments	$457,480	$426,674
Other current assets	124,365	132,773
Intangible assets, net, including goodwill	1,253,451	1,270,080
Other long-term assets	183,226	188,660
Total Assets	$2,018,522	$2,018,187

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$180,973	$270,707
Long-term debt	397,383	223,350
Other long-term liabilities	333,676	346,911
Redeemable noncontrolling interests	48,569	63,202
Equity excluding treasury stock	1,652,727	1,652,481
Treasury stock	(594,806)	(538,464)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,018,522	$2,018,187

Federated Hermes reports Q1 2022 earnings	Page 6 of 10

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended
	March 31, 2022	Dec. 31, 2021	March 31, 2021
Equity
Beginning assets	$96,716	$97,425	$91,788
Sales[1]	6,992	4,371	7,760
Redemptions[1]	(7,070)	(7,106)	(7,164)
Net sales (redemptions)[1]	(78)	(2,735)	596
Net exchanges	(174)	(2)	32
Impact of foreign exchange[2]	(454)	(162)	(595)
Market gains and (losses)[3]	(4,334)	2,190	4,349
Ending assets	$91,676	$96,716	$96,170

Fixed Income
Beginning assets	$97,550	$97,226	$84,277
Sales[1]	7,424	7,920	11,187
Redemptions[1]	(9,437)	(7,438)	(8,284)
Net sales (redemptions)[1]	(2,013)	482	2,903
Net exchanges	146	(23)	(44)
Impact of foreign exchange[2]	(104)	(9)	(60)
Market gains and (losses)[3]	(3,433)	(126)	(612)
Ending assets	$92,146	$97,550	$86,464

Alternative/Private Markets
Beginning assets	$22,920	$22,064	$19,084
Sales[1]	644	1,696	478
Redemptions[1]	(505)	(1,460)	(631)
Net sales (redemptions)[1]	139	236	(153)
Net exchanges	0	0	(1)
Impact of foreign exchange[2]	(637)	107	139
Market gains and (losses)[3]	687	513	232
Ending assets	$23,109	$22,920	$19,301

Multi-asset
Beginning assets	$3,780	$3,692	$3,948
Sales[1]	74	75	67
Redemptions[1]	(132)	(119)	(170)
Net sales (redemptions)[1]	(58)	(44)	(103)
Net exchanges	5	14	5
Impact of foreign exchange[2]	0	0	(1)
Market gains and (losses)[3]	(172)	118	132
Ending assets	$3,555	$3,780	$3,981

Total Long-term Assets
Beginning assets	$220,966	$220,407	$199,097
Sales[1]	15,134	14,062	19,492
Redemptions[1]	(17,144)	(16,123)	(16,249)
Net sales (redemptions)[1]	(2,010)	(2,061)	3,243
Net exchanges	(23)	(11)	(8)
Impact of foreign exchange[2]	(1,195)	(64)	(517)
Market gains and (losses)[3]	(7,252)	2,695	4,101
Ending assets	$210,486	$220,966	$205,916
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q1 2022 earnings	Page 7 of 10

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	March 31, 2022
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$57,036	$39,680	$59,862	$37,688	$14,788	$8,132	$3,608	$172	$135,294	$85,672
Sales	3,960	3,032	5,429	1,995	395	249	73	1	9,857	5,277
Redemptions	(4,118)	(2,952)	(8,422)	(1,015)	(436)	(69)	(128)	(4)	(13,104)	(4,040)
Net sales (redemptions)	(158)	80	(2,993)	980	(41)	180	(55)	(3)	(3,247)	1,237
Net exchanges	(174)	0	148	(2)	0	0	5	0	(21)	(2)
Impact of foreign exchange[2]	(290)	(164)	(79)	(25)	(397)	(240)	0	0	(766)	(429)
Market gains and (losses)[3]	(4,524)	190	(2,108)	(1,325)	497	190	(157)	(15)	(6,292)	(960)
Ending assets	$51,890	$39,786	$54,830	$37,316	$14,847	$8,262	$3,401	$154	$124,968	$85,518
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q1 2022 earnings	Page 8 of 10

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended
	March 31, 2022	Dec. 31, 2021	March 31, 2021
Total Fund Assets
Beginning assets	$135,294	$136,297	$123,713
Sales	9,857	10,094	15,253
Redemptions	(13,104)	(11,955)	(11,775)
Net sales (redemptions)	(3,247)	(1,861)	3,478
Net exchanges	(21)	(11)	(412)
Impact of foreign exchange[1]	(766)	4	(217)
Market gains and (losses)[2]	(6,292)	865	1,814
Ending assets	$124,968	$135,294	$128,376

Total Separate Account Assets[3]
Beginning assets	$85,672	$84,110	$75,384
Sales[4]	5,277	3,968	4,239
Redemptions[4]	(4,040)	(4,168)	(4,474)
Net sales (redemptions)[4]	1,237	(200)	(235)
Net exchanges	(2)	0	404
Impact of foreign exchange[1]	(429)	(68)	(300)
Market gains and (losses)[2]	(960)	1,830	2,287
Ending assets	$85,518	$85,672	$77,540

Total Long-term Assets[3]
Beginning assets	$220,966	$220,407	$199,097
Sales[4]	15,134	14,062	19,492
Redemptions[4]	(17,144)	(16,123)	(16,249)
Net sales (redemptions)[4]	(2,010)	(2,061)	3,243
Net exchanges	(23)	(11)	(8)
Impact of foreign exchange[1]	(1,195)	(64)	(517)
Market gains and (losses)[2]	(7,252)	2,695	4,101
Ending assets	$210,486	$220,966	$205,916
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q1 2022 earnings	Page 9 of 10

Unaudited Managed Assets
(in millions)	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021
By Asset Class
Equity	$91,676	$96,716	$97,425	$100,506	$96,170
Fixed-income	92,146	97,550	97,226	90,801	86,464
Alternative / private markets	23,109	22,920	22,064	20,962	19,301
Multi-asset	3,555	3,780	3,692	3,699	3,981
Total long-term assets	210,486	220,966	220,407	215,968	205,916
Money market	420,596	447,907	413,713	429,804	419,080
Total Managed Assets	$631,082	$668,873	$634,120	$645,772	$624,996

By Product Type
Funds:
Equity	$51,890	$57,036	$58,218	$59,933	$56,767
Fixed-income	54,830	59,862	60,262	58,486	55,581
Alternative / private markets	14,847	14,788	14,299	13,225	12,231
Multi-asset	3,401	3,608	3,518	3,517	3,797
Total long-term assets	124,968	135,294	136,297	135,161	128,376
Money market	279,514	312,834	292,311	301,971	297,182
Total Fund Assets	$404,482	$448,128	$428,608	$437,132	$425,558
Separate Accounts:
Equity	$39,786	$39,680	$39,207	$40,573	$39,403
Fixed-income	37,316	37,688	36,964	32,315	30,883
Alternative / private markets	8,262	8,132	7,765	7,737	7,070
Multi-asset	154	172	174	182	184
Total long-term assets	85,518	85,672	84,110	80,807	77,540
Money market	141,082	135,073	121,402	127,833	121,898
Total Separate Account Assets	$226,600	$220,745	$205,512	$208,640	$199,438
Total Managed Assets	$631,082	$668,873	$634,120	$645,772	$624,996

Federated Hermes reports Q1 2022 earnings	Page 10 of 10

Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021
By Asset Class
Equity	$92,034	$97,751	$100,076	$99,165	$95,167
Fixed-income	95,475	97,229	93,685	88,405	86,939
Alternative / private markets	22,848	22,243	21,446	20,047	19,278
Multi-asset	3,621	3,763	3,713	4,067	3,974
Total long-term assets	213,978	220,986	218,920	211,684	205,358
Money market	433,254	419,392	414,141	427,993	412,720
Total Avg. Managed Assets	$647,232	$640,378	$633,061	$639,677	$618,078

By Product Type
Funds:
Equity	$52,419	$58,290	$59,918	$58,662	$56,832
Fixed-income	57,413	60,339	59,618	57,006	55,416
Alternative / private markets	14,746	14,419	13,704	12,703	12,239
Multi-asset	3,460	3,590	3,533	3,880	3,783
Total long-term assets	128,038	136,638	136,773	132,251	128,270
Money market	291,157	294,618	289,566	301,990	288,403
Total Avg. Fund Assets	$419,195	$431,256	$426,339	$434,241	$416,673
Separate Accounts:
Equity	$39,615	$39,461	$40,158	$40,503	$38,335
Fixed-income	38,062	36,890	34,067	31,399	31,523
Alternative / private markets	8,102	7,824	7,742	7,344	7,039
Multi-asset	161	173	180	187	191
Total long-term assets	85,940	84,348	82,147	79,433	77,088
Money market	142,097	124,774	124,575	126,003	124,317
Total Avg. Separate Account Assets	$228,037	$209,122	$206,722	$205,436	$201,405
Total Avg. Managed Assets	$647,232	$640,378	$633,061	$639,677	$618,078